UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2020

COASTAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-38589	56-2392007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 Evergreen Way, Everett, Washington 98203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (425) 257-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	CCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On May 8, 2020, Coastal Financial Corporation (the “Company”) issued a press release (“Press Release”) announcing that, due to the public health impact of the novel coronavirus (COVID-19) outbreak, its 2020 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Monday, May 18, 2020, at 6:00 p.m., Pacific Time, has been changed to a call-in only meeting. The Press Release provides additional information regarding how shareholders of the Company’s common stock as of the record date for the Annual Meeting may attend and participate at the meeting. Shareholders will not be able to attend the Annual Meeting in person.

A copy of the Company’s Press Release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

NumberDescription

99.1Press Release, dated May 8, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL FINANCIAL CORPORATION

Date: May 8, 2020	By:	/s/ Joel G. Edwards
Joel G. Edwards
Executive Vice President and Chief Financial Officer